Exhibit No. 4.12
Form SB-2
Buyers United, Inc.

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE ASSIGNED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION RELATING THERETO COMPLIES WITH OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL TO THAT EFFECT WHICH IS SATISFACTORY TO IT.

US$______________

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, BUYERS UNITED, INC., a Delaware corporation, referred to hereinafter as the "Maker," promises to pay to the order of _________________, referred to herein as the "Holder," at its address at ________________, the principal amount of _________________ Dollars
(US$____________) in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, and to pay in like lawful tender interest on the unpaid principal at a rate per annum (calculated on the basis of the actual number of days elapsed in a 365-day year) equal to 12% from and after the date hereof.

     1. Payments. Interest payments shall be paid monthly. The principal amount and accrued interest, if any, on this Note shall be due and payable on December 20, 2004.

     2. Conversion. At the sole option of Holder (if this Note has not been repaid in full by Maker), at any time prior to December 20, 2004, Holder may elect to convert the Note, or any portion thereof, into ________ shares (conversion price of $2.00) of Maker's Common Stock. Holder represents that any shares so acquired will be held without a view to, or for, resale in connection with any distribution of the securities or any interest therein without registration or other compliance under the applicable state securities laws. Holder further understands that any such shares will not be registered or qualified in any state, but would be issued by means of a specific exemption under certain state statutes for transactions by an issuer not involving any public offering, and that any subsequent disposition of the shares may, under certain circumstances, be inconsistent with this exemption. Holder acknowledges that any such shares will be held and will not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered or an exemption from such registration is available. Maker is under no obligation to register the potential issuance of securities under any state law or regulation, except as specifically agreed to by it in writing. The certificate representing the shares will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes. Notwithstanding the foregoing,

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the Company agrees to register or qualify the shares,  or shares into which this
Promissory Note is convertible (but not this Promissory Note itself), for resale as follows:

          (a) If, at any time prior to December 20, 2004 the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security by the Company or any shareholder of the Company to the public (other than a registration statement on Form S-8 or a registration statement filed exclusively to effect a merger, stock exchange, purchase of operating assets, or corporate consolidation) it will give written notice at least 30 days prior to the filing of such registration statement or notification to the Holder of its intention to do so. The Company agrees that, after receiving written notice from the Holder of its desire to include its shares in such proposed registration statement or notification, the Company shall include the shares. Notwithstanding the provisions of this paragraph 2(a), the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof. In no event shall the Company be obligated to include the shares in any registration statement or notification under this paragraph 2(a) if, in the opinion of the underwriter or counsel for the Company, the inclusion of the shares in such registration statement or notification would be detrimental to the proposed offering of debt or equity securities pursuant to which the Company gave notice to the Holder under this paragraph; provided, that the shares shall not be excluded from any such registration statement or notification if debt or equity securities of the Company held by any other persons are, or will be, included in such registration statement or notification. In the event the underwriter or the Company's counsel determines that a portion, but not all, of the securities to be offered by persons other than the Company may be registered in the offering, the number of shares that the Holder may include in the registration shall be its pro rata portion of the total shares registered based on the total shares the Holder desires to register and the total shares sought to be registered by all selling stockholders. Notwithstanding the provisions of this paragraph 2(a), the Holder acknowledges and agrees that the Holder will be prohibited from selling the shares for whatever limited period after the offering that the underwriter may decide for all such shareholders under the terms of its agreement with the Company.

          (b) The Holder shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement, notification or post-effective amendment hereunder, on which the Company shall be entitled to rely, and the Holder shall indemnify and hold harmless the Company (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but without limitation, all attorneys' fees and amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact furnished by the Holder in connection with such registration or qualification, or from the failure of the Holder to furnish material information in connection with the facts

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     required to be included in such  registration  statement,  notification  or post-effective amendment necessary to make the statements therein not misleading.

          (c) The Company shall indemnify and hold harmless the Holder (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but without limitation, all attorneys' fees and amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact made by the Company in any such registration statement, notification or post-effective amendment hereunder, or omission by the Company of any material fact necessary to make the statements in any such registration statement, notification or post-effective amendment not misleading.

     3. Default. On the occurrence of any one or more of the events hereinafter enumerated, the entire unpaid balance of the principal and interest accrued thereon and yet unpaid shall become immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby waived by Maker. Such events of default being as follows:

          (a) Default in the payment within 10 days following presentation by Holder;

          (b) The Maker shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Maker; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Maker's business; or

          (c) An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Maker or an order of any court shall be entered appointing any receiver or trustee of or for Maker or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

     4. Waivers and Assent to Extension, Indulgence, or Release. Every Maker, endorser, and guarantor of this Promissory Note or the obligation represented hereby waives presentment, demand, notice, protest, notice of protest, or enforcement of this Promissory Note and assents to any extensions or postponements of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Holder hereunder are to be waived or affected by failure or delay in exercising them. All remedies conferred on the Holder of

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this Promissory Note shall be cumulative,  and none is exclusive.  Such remedies may be exercised concurrently or consecutively, at the Holder's option.

     5. Attorney's Fees. If this Promissory Note is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Maker agrees to pay reasonable attorney's fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

     6. Construction and Governing Law. This Promissory Note is entered into and shall be governed and construed in accordance with the laws of the state of Utah. The state and federal courts of the state of Utah shall have exclusive jurisdiction in any litigation arising under or pertaining to this Promissory Note, and by the execution and acceptance hereof the Maker and Holder irrevocably submit to the personal and subject matter jurisdiction of such Utah courts.

     Dated this ___ day of _____________________________.

                                          Buyers United, Inc.


                                          By__________________________________
                                               Paul Jarman, President

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